As filed with the Securities and Exchange Commission on February 4, 1999
                                                Registration No. 333-_________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                              HOST MARRIOTT, L.P.
                           HOST MARRIOTT CORPORATION
      (Exact name of registrant as specified in its governing instrument)
                            _______________________

           Delaware                             7011                         52-2095412
           Maryland                             7011                         53-0085950
(State or Other Jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)          Classification Code)          Identification Number)

                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                  301-380-9000
   (Address, including zip code,  and telephone number, including area code, of registrant's principal executive offices)
                            _______________________
                         Christopher G. Townsend, Esq.
                   Senior Vice President and General Counsel
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                  301-380-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           __________________________
                                   Copies to:
                          J. Warren Gorrell, Jr., Esq.
                             James E. Showen, Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                 (202) 637-5600
                           __________________________
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-55807
                                                            ---------

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

                           _________________________

                        CALCULATION OF REGISTRATION FEE

                                                                          Proposed
                                                      Proposed            Maximum
Title of Each Class of                                Maximum            Aggregate          Amount of
  Securities to be               Amount to be      Offering Price      Offering Price      Registration
    Registered                    Registered            (1)                 (2)                Fee

Units of Limited
 Partnership Interest......      8,012,332 (3)         $11.28           $11,871,571         $3,301 (4)

Shares of Common Stock,
 par value $.01 per share..      8,012,332 (3)         $11.28           $11,871,571         $  -0- (4)

Shares of Common Stock,
 par value $.01 per share..      8,012,332 (5)         $11.28           $11,871,571         $   3,301

  TOTAL....................       ...........        ..........       ...............       $   6,602

(1) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee based on the average of the high and low reported sale prices on The New York Stock Exchange on January 29, 1999.
(2) Pursuant to Reg. No. 333-55807, the Registrants previously registered units of limited partnership interest and shares of common stock with an estimated maximum aggregate offering price of $288,357,000 for issuance in connection with the transactions collectively referred to in Reg. No. 333-55807 as the "Mergers." The Registrants are filing this Registration Statement on Form S-4 pursuant to Rule 462(b) to increase the proposed maximum aggregate offering price of the units and shares that could be issued in connection with such transactions.
(3) Represents the number of units or shares of common stock, as applicable, which, when added to the 18,603,677 units or shares of common stock, as applicable, registered by Reg. No. 333-55807, represents the expected number of units or shares of common stock, as applicable, issuable upon consummation of the Mergers.
(4) Investors whose securities are exchanged or canceled in the Mergers will receive units, which may be retained or exchanged for shares of common stock. To the extent shares of common stock are issued in exchange for units, the proposed maximum aggregate offering price of units will be proportionately reduced and vice versa. Accordingly, no further fee is due for the registration of the shares of common stock.
(5) Represents the number of shares of common stock issuable upon redemption of the units registered hereby.

          Pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, Host Marriott, L.P. and Host Marriott Corporation, the successor by merger to HMC Merger Corporation, hereby incorporate by reference the contents of their Registration Statement on S-4 (Reg. No. 333-55807), including all exhibits thereto, which was previously declared effective by the Securities and Exchange Commission. The Registrants are filing this Registration Statement on Form S-4 pursuant to Rule 462(b) to increase by $11,871,571, or approximately 4.1%, the proposed maximum aggregate offering price of the units (and the shares of common stock offered in exchange for such units) they are offering as consideration for assets transferred to them in the Mergers.

Item 21.  Exhibits and Financial Statements

          The following exhibits are filed with this Registration Statement:


Exhibit Number                    Description of Exhibit
--------------                    ----------------------

5.1                  Opinion of Hogan & Hartson L.L.P.
5.2                  Opinion of Hogan & Hartson L.L.P.
23.1                 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2                 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.2)
23.3                 Consent of Arthur Andersen LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 2nd day of February, 1999.



                                  HOST MARRIOTT CORPORATION, ON ITS OWN BEHALF
                                  AND AS GENERAL PARTNER OF
                                  HOST MARRIOTT, L.P.

                                       By:   /s/ Robert E. Parsons, Jr.
                                             --------------------------
                                             Robert E. Parsons, Jr.
                                      Executive Vice President and Chief
                                               Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 2nd day of February, 1999.

          Signature                                    Title
          ---------                                    -----


/s/ Terence C. Golden                    President, Chief Executive Officer and
----------------------                   Director
Terence C. Golden                        (principal executive officer)


/s/ Robert E. Parsons, Jr.               Executive Vice President and Chief
--------------------------               Financial Officer
Robert E. Parsons, Jr.                   (principal financial officer)


/s/ Donald D. Olinger                    Senior Vice President and Corporate
----------------------                   Controller
Donald D. Olinger                        (principal accounting officer)


/s/ Richard E. Marriott                  Chairman of the Board of Directors
------------------------
Richard E. Marriott


/s/ R. Theodore Ammon                    Director
----------------------
R. Theodore Ammon


/s/ Robert M. Baylis                     Director
---------------------
Robert M. Baylis


/s/ J.W. Marriott, Jr.                   Director
-----------------------
J.W. Marriott, Jr.


/s/ Ann Dore McLaughlin                  Director
------------------------
Ann Dore McLaughlin


/s/ Harry L. Vincent, Jr.                Director
-------------------------
Harry L. Vincent, Jr.


/s/ John G. Schreiber                    Director
----------------------
John G. Schreiber